                                                             EXHIBIT (a)(1)(iii)

                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                     POLICY MANAGEMENT SYSTEMS CORPORATION
                                       AT

                              $16.00 NET PER SHARE
                                       TO

                           PATRIOT ACQUISITION CORP.,

                          A WHOLLY OWNED SUBSIDIARY OF

                         COMPUTER SCIENCES CORPORATION

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01, of Policy Management Systems Corporation (the "Shares" and the certificates representing such Shares, the "Share Certificates"), are not immediately available or time will not permit the Share Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

             By Mail:                           By Hand:                    By Overnight Delivery:
ChaseMellon Shareholder Services,  ChaseMellon Shareholder Services,  ChaseMellon Shareholder Services,
               L.L.C.                            L.L.C.                             L.L.C.
    Reorganization Department          Reorganization Department          Reorganization Department
          P.O. Box 3301                   120 Broadway Avenue                 85 Challenger Road
    South Hackensack, NJ 07606                 13th Floor                    Mail Stop -- Reorg.
                                        New York, New York 10271          Ridgefield Park, NJ 07660

            By Facsimile Transmission:                Confirmation Receipt of Facsimile by Telephone
                                                                          Only:
         (For Eligible Institutions Only)                             (201) 296-4860
                  (201) 296-4293

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Patriot Acquisition Corp. ("Purchaser"), a South Carolina corporation and a wholly owned subsidiary of Computer Sciences Corporation, a Nevada corporation, in accordance with the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated June 28, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

Certificate Nos. (If Available)
--------------------------------------------------------------------------------
Number of Shares:
--------------------------------------------------------------------------------
(Check if Shares will be tendered by book-entry transfer)       [ ]
Account Number:
--------------------------------------------------------------------------------
Dated: , 2000
Name(s) of Record Holder(s)
--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

Address(es)
--------------------------------------------------------------------------------
Zip Code
--------------------------------------------------------------------------------
Area Code and Tel. No(s)
--------------------------------------------------------------------------------
Signature(s)
--------------------------------------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act"), (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and
(c) guarantees to deliver to the Depositary either the Share Certificates evidencing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm
            --------------------------------------------------------------------

Authorized Signature
                 ---------------------------------------------------------------

Name
      --------------------------------------------------------------------------
                             (PLEASE PRINT OR TYPE)

Title
     ---------------------------------------------------------------------------

Address
       -------------------------------------------------------------------------

Zip Code
        ------------------------------------------------------------------------

Area Code and Telephone Number
                             ---------------------------------------------------

Dated:__________ , 2000

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.